UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

CELLYNX GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1111 Brickell Ave., Suite 1175 Miami, Florida, 33131
(Address of principal executive offices)

(877) 723-7255

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                      Changes in Registrant’s Certifying Accountant.

The registrant reports in this current report on form 8K, a change in certifying accountant. Effective September 27, 2013, acting on the recommendation of the Audit Committee of Cellynx Group, Inc., the Board of Directors of CelLynx Group, Inc. (the “Registrant”), passed a resolution, to terminate the Marcum LLP engagement as auditor for the registrant. Although Marcum LLP was appointed the auditor of the Company on March 15, 2013, they did not audit or review any financial statements during the period that they were appointed auditor for the Company.

(a)(1) Previous Independent Accountant

(i)	The Registrant reports a change in certifying accountant which involves the dismissal of Marcum LLP, the Registrants independent registered public accounting firm, effective September 27, 2013.
(ii)	Marcum LLP did not audit or review any financial statements for the Registrant during the period that they were appointed as independent registered public accounting firm for the registrant from March 15, 2013 to September 27, 2013. Prior to the decision to terminate the Marcum LLP engagement, Marcum LLP did not issue any reports for the year ended September 30, 2013.
(iii)	The decision to change certifying accountants was made based upon recommendation made by the Audit Committee of the Registrant and passed by resolution of the Board of Directors of the Registrant on September 27, 2013.
(iv)	During the registrant's most recent fiscal year, ended September 30, 2012, and all subsequent interim periods preceding September 27, 2013 the date of change of certifying accountant, there were no disagreements, resolved or not, with Marcum LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of Marcum LLP, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the consolidated financial statements of the Registrant; and there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

Concurrently with its filing of this current report with the Commission, the Registrant has provided Marcum LLP with a copy of the disclosures it is making in response to this Item 4.01, together with a request that Marcum LLP furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not agree. That letter is attached hereto as Exhibit 16.1 to this Form 8-K.

(v)	The Registrant is not aware of any issues that had not been resolved to the satisfaction of Marcum LLP prior to the Registrant's deciding to terminate the Marcum LLP engagement on September 27, 2013.

(a)(2) Engagement of New Independent Accountant

Effective September 27, 2013, and acting upon the recommendation of the Audit Committee of Cellynx Group, Inc., the Board of Directors of Cellynx Group, Inc. passed a resolution and engaged Thomas J. Harris, CPA as its independent registered public accountant to review the financial statements for the interim subsequent periods beginning with the quarter ended March 31, 2013.

During the Registrant's two most recent fiscal years, and any subsequent interim period prior to re-engaging the Registrants new independent accountant, Thomas J. Harris CPA, with the exception of Thomas J. Harris CPA acting in their capacity as independent registered public accounting firm for the registrant to March 15, 2013, neither the Registrant nor anyone acting on its behalf have consulted Thomas J. Harris CPA with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Registrant's financial statements; (iii) acting as the principle accountant or to audit the financial statements of the Registrant (iv) acting as a consultant to the Registrant (v) any matter that was either the subject of a disagreement (as defined in item 304(a)(1)(iv) of regulation S-K and the related instructions), or a reportable event (as described in item 304(a)(1)(v) of Regulation S-K).

Item 9.01                    Financial Statements and Exhibits

Exhibit

Number               Description

16.1                      Letter from Marcum LLP dated September 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLYNX GROUP, INC. (Registrant)

Date: September 27, 2013	By:	/s/ Patrick Grant
Name: Patrick Grant
Title: Chief Executive Officer